Exhibit 10.5

CONFIDENTIAL

LICENCE AGREEMENT

between

LONZA SALES AG

and

HEALTHCARE PHARMACEUTICALS, INC.

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CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

i

CONFIDENTIAL

THIS AGREEMENT is made the 28th day of May 2015

BETWEEN

LONZA SALES AG incorporated and registered in Switzerland whose registered office is at Muenchensteinerstrasse 38, CH-4002, Basel, Switzerland (hereinafter referred to as “Lonza”), and

HEALTHCARE PHARMACEUTICALS, INC. of 47 Thorndike Street, Suite B1-1, Cambridge, MA 02141, USA (hereinafter referred to as “Licensee”)

The Licensee and Lonza shall hereinafter jointly be referred to as the “Parties” and individually as the “Party”.

WHEREAS

A.            Lonza is the proprietor of the System and the CDACF Version 8 System and has the right to grant certain Intellectual Property Rights in relation thereto (all as hereinafter defined), and

B.            The Licensee wishes to take a licence under Intellectual Property Rights of which Lonza is the proprietor to commercially exploit the Product (as hereinafter defined) in the form hereunder.

NOW THEREFORE the Parties hereby agree as follows:

1.                                      Definitions and Interpretation

1.1                               In this Agreement the following words and phrases shall have the following meanings:

1.1.1                     “Affiliate” means any company, corporation, limited liability company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control, directly or indirectly, with the relevant Party to this Agreement. “Control” means the ownership of more than fifty percent (50%) of the issued share capital of the party in question or the legal power to direct or cause the direction of the general management and policies of the party in question. Such entity shall be deemed an Affiliate only so long as it satisfies the foregoing definition.

1.1.2                     “CDACF Version 8 Base Powders” means the powders set out in Appendix 2.

1.1.3                     “CDACF Version 8 Feeds” means the concentrated nutrient solutions used in order to maintain the growth and productivity of mammalian cells, as more fully set out in Appendix 3

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1.1.4                     “CDACF Version 8 Media” means the solutions of nutrients used in mammalian cell culture, as more fully set out in Appendix 3.

1.1.5                     “CDACF Version 8 Know-How” means any Know-How specifically relating to the CDACF Version 8 Base Powders, CDACF Version 8 Feeds, CDACF Version 8 Media or the CDACF Version 8 Supplements used either in combination or individually, as set out in Appendix 4.

1.1.6                     “CDACF Version 8 System” means the CDACF Version 8 Base Powders, CDACF Version 8 Feeds, CDACF Version 8 Media, CDACF Version 8 Know-How and the CDACF Version 8 Supplements used either in combination or individually.

1.1.7                     “CDACF Version 8 Supplements” means the supplement solutions, as more fully set out in Appendix 3.

1.1.8                     “Cell Lines” means those cell lines referred to in Clause 2.1.2.

1.1.9                     “Competing Contract Manufacturer” shall mean any Third Party who, together with its Affiliates, undertakes or performs more than fifty percent (50%) of their business as a third party manufacturer of monoclonal antibodies and/or therapeutic proteins or any product of a similar nature to which this Agreement relates.

1.1.10              “Confidential Information” means any Know-How and confidential information disclosed by one Party to the other in connection with this Agreement including for the avoidance of doubt the terms of this Agreement itself.  In the case of Lonza, Confidential Information shall mean all information relating to the System and/or CDACF Version 8 System and any other materials, specifications or information which is provided and/or disclosed by Lonza, its Affiliates and their respective officers, employees, agents and advisors to the Licensee and its officers, employees, agents and advisors, whether directly or indirectly, including, without limitation, all agreements, research databases, trade secrets, Intellectual Property Rights, business and/ or commercial and/ or financial data (including data pertaining to Lonza’s suppliers, agents, distributors and customers), specifications, technical designs, documents and drawings which are related to the System, the CDACF Version 8 System and/or Lonza’s business; provided that any information deemed to be the Confidential Information of either Party under that certain Services Agreement between Lonza and Licensee of even date herewith shall remain be Confidential Information of such Party under this Agreement.

1.1.11              “Effective Date” means the date first above written.

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1.1.12              “First Commercial Sale” means the date of the first sale or other disposal of Product for consideration by the Licensee or its sublicensee.

1.1.13              “Initiation” means, with respect to any clinical trial, the first date that a human subject is dosed in such clinical trial.

1.1.14              “Intellectual Property Rights” means all rights, title and interests, vested and/or arising out of any industrial or intellectual property, whether protected at common law or under statute, which includes (without limitation) any rights and interests in copyrights, designs, trademarks, servicemarks, trade-names, technology, business names, logos, commercial symbols, processes, developments, licenses, trade secrets, goodwill, drawings, computer software, formulae, technical information, research data, procedures, designs, Confidential Information and any other knowledge of any nature whatsoever throughout the world whether in existence today or which will come into existence in the future, and including all applications for patents, copyrights, trademarks, trade names, rights to apply and any amendments/modifications or renewals thereto; and all other intellectual property rights.

1.1.15              “Know-How” means any technical and other information, whether patented or unpatented, including, but without prejudice to the generality of the foregoing, ideas, concepts, trade secrets, know-how, inventions, discoveries, data, formulae, specifications, processes, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques and assay protocols.

1.1.16              “Net Sale” means all revenues recorded by or on behalf of Licensee or its Sublicensees for Product sold in the Territory, less the permitted deductions booked on an accrual basis by Licensee and its Sublicensees under their respective accounting standards to calculate the recorded net sales from gross sales are as follows:

(a)                                 normal discounts actually granted, including without limitation, quantity, trade, cash and other discounts, retroactive price reductions, rebates and charge-backs;

(b)                                 amounts refunded or credits allowed for Product or other goods returned or not accepted by customers;

(c)                                  packaging, transportation and prepaid insurance charges on shipments or deliveries to customers; and

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(d)                                 taxes, tariffs, customs duties, surcharges and other governmental charges actually incurred and paid by Licensee or its Sublicensee(s) hereunder in connection with the sale, exportation, importation or delivery of Product or other goods to customers.

Subject to the qualification stated below, upon any sale or other disposal of Product by or on behalf of Licensee or its Sublicensee hereunder other than a bona fide arm’s length transaction exclusively for money at market value, such sale, other disposal or use shall be deemed to constitute a sale at the then current maximum selling price in the country in which such sale, other disposal or use occurs.

Notwithstanding anything contained in this Agreement to the contrary, the supply of Product free of charge as commercial samples, or for use in preclinical studies, clinical trials or similar or related research studies, shall not be included in this provision.

If the Product is sold as a combined product that consists of Product together with another therapeutically active ingredient or product for the same indication (a “Combination”), the Net Sales will be calculated by multiplying the Net Sales of the Combination (as defined using the Net Sales definition above) by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price of the Product in the relevant country, and B is the weighted average sale price (by sales volume) in that country of the product(s) containing the other component(s) in finished form. Regarding prices comprised in the weighted average price when sold separately referred to above, if these are available for different dosages from the dosages of Product and other components that are included in the Combination, then the Parties shall mutually agree on the appropriate proportional adjustment to such prices in calculating the royalty-bearing Net Sales of the Combination. If the weighted average sale price cannot be determined for the Product or other component(s), the calculation of Net Sales for a Combination will be mutually agreed upon by the Parties based on the relative value contributed by each component, such agreement to be negotiated in good faith without unreasonable delay.

1.1.17              “Patent Rights” means the patents and applications, short particulars of which are set out in Appendix 1 hereto, and all patents and applications thereof of any kind throughout the world whether national or regional including but without prejudice to the generality of the foregoing, author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition, and including any divisions, renewals, continuations, continuations in part, reissues, patent disclosures, improvements and extensions of reissue thereof.

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1.1.18              “Product” means DKN-01, a clinical stage humanized monoclonal antibody that targets the Dickkopf (DKK-1) protein of which Licensee is the proprietor and which is obtained by the expression of any one gene or of any combination of genes by use of the System, or any formulation containing the same.

1.1.19              “Strategic Partner” means a party with whom Licensee has entered into a contractual relationship, to collaborate in the performance of research and development and/or commercialization of Product. In no event may any entity that is primarily a Competing Contract Manufacturer be deemed a Strategic Partner for the purposes of this Agreement.

1.1.20              “Sublicensee” means any Third Party to which Licensee grants a sublicence of the rights granted to Licensee pursuant to this Agreement.

1.1.21              “System” means Lonza’s glutamine synthetase gene expression system known as the GS System TM consisting of the Cell Lines and the Vectors, and the System Know-How, whether used individually or in combination with each other. For the avoidance of doubt, any gene sequence proprietary to Licensee inserted into the System for the purposes of producing Product does not form part of the System.

1.1.22              “System Know-How” means Know-How relating directly or indirectly to the System known to Lonza from time to time, of which Lonza is the proprietor.

1.1.23              “Territory” means world-wide.

1.1.24              “Third Party” means any individual or entity other than Lonza and Licensee.

1.1.25              “Valid Claim” means a claim within the Patent Rights (including any re-issued and unexpired patents) which, but for the licence and other rights granted pursuant to Clauses 4.1 and 4.3 hereof, would be infringed by the manufacture, use, sale, offer for sale, exportation or importation of Product by Licensee or its Sublicensees and which also (a) has not been cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, and (b) has not been revoked, held invalid or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, and (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) has not been disclaimed or otherwise dedicated to the public by Lonza, and (e) is not lost through an interference proceeding and any appeals therefrom; provided, however, that if a claim of a pending patent application shall not have issued within ten (10) years after the priority date of such application, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a patent issues with such claim.

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1.1.26              “Vectors” means those vectors referred to in Clause 2.1.1.

1.2                               The headings of this Agreement are inserted only for convenience and shall not affect the construction hereof.

1.3                               Where appropriate words denoting a singular number only shall include the plural and vice versa.

1.4                               References to the recitals, clauses and appendix shall be deemed to be a reference to the recitals, clauses and appendix to this Agreement and shall form an integral part of this Agreement.

1.5                               References to any statute or statutory provision include a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

1.6                               Reference in this Agreement to Lonza shall, unless repugnant to the subject or context thereof, include its Affiliates, successors and assigns.

2.                                      Supply of the System, CDACF Version 8 System and System Know-How

2.1                               Unless previously supplied by Lonza under a separate agreement, Lonza shall, if requested by Licensee in writing, arrange for the supply ex-works Lonza’s premises, Slough, Berkshire (Incoterms 2010) to Licensee of the following:

2.1.1                     Vectors

Approximately 20µg of vector pEE12.4

Approximately 20µg of vector pEE6.4

2.1.2                     Cell Lines

Two 1.5 ml vials of the Chinese Hamster Ovary cell line CHO-K1SV

2.1.3                     System Know-How

System Know-How contained as at the date of this Agreement in (a) manuals of operating procedures for the System, (b) regulatory information in pdf format, and (c) Vector nucleotide sequences.

2.2                               In the event that Licensee requires any additional quantities of the materials referred to in Clauses 2.1.1 and 2.1.2, and if Lonza at its reasonable discretion is willing to supply such additional materials, such supply shall be subject to the payment of an additional fee by Licensee to Lonza in accordance with Lonza’s prices at the time.

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2.3                               In relation to the CDACF Version 8 System, Lonza shall following signature of this Agreement (a) provide Licensee with details of how to purchase the CDACF Version 8 Base Powders and CDACF Version 8 Supplements to enable Licensee (and its Strategic Partners but no other third party without Lonza’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed) to make CDACF Version 8 Feeds and CDACF Version 8 Media and (b) supply Licensee with the CDACF Version 8 Know-How.

2.4                               Licensee shall use the System only in the expression of Product by insertion of gene coding for Product(s) into the System, and shall not use, cause the use of or permit to be used the System for any purpose not directly authorised by this Agreement.

2.5                               The CDACF Version 8 System may only be used in conjunction with the System and may not be used in conjunction with any other gene expression system or for any other purpose whatsoever.

2.6                               Any transportation of the System and/or CDACF Version 8 System by Lonza on behalf of Licensee shall be made at sole risk of the Licensee who shall be deemed to have full knowledge of the carrier’s terms and conditions of carriage (“Carriage Terms”). The Licensee shall, as appropriate, observe, perform, and be subject to the Carriage Terms in relation to the transportation of the System and shall, subject to the provisions of Clause 7.6, indemnify and defend Lonza against all Losses (as defined in Clause 7.4) incurred by Lonza by reason of Licensee’s failure to observe and perform the Carriage Terms.

3.                                      Ownership of Property and Intellectual Property

3.1                               It is hereby acknowledged and agreed that as between the Parties any and all property and Intellectual Property Rights in the System and System Know-How is vested in Lonza. Similarly it is hereby acknowledged as between the Parties any and all Intellectual Property Rights in the Product and any gene sequence proprietary to Licensee, or any of its licensors or sublicensees, inserted into the System for the purpose of producing Product, is vested in Licensee, or its applicable licensors and sublicensees.

3.2                               The provisions of this Clause 3 shall survive termination of this Agreement.

4.                                      Licences

4.1                               Lonza hereby grants to Licensee on the Effective Date a world-wide non-exclusive licence under the System Know-How, CDACF Version 8 Know-How, and the Patent Rights (with the right to sublicence, subject to Clause 4.3 below to use, test, develop, manufacture, market, sell, offer for sale, distribute, import and export Product in the Territory (“Commercial Activities”).

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4.2                               Save as expressly provided by Clause 2.4 above, the Licensee hereby undertakes not to make any modifications or adaptations to the System and the CDACF Version 8 System during the subsistence of this Agreement. For the avoidance of doubt, Licensee is not prevented from adding any materials to the System.

4.3                               Subject to the provisions of this Clause 4.3, Licensee shall be entitled to grant a sublicence to the rights granted by Clause 4.1 to (i) any one or more Competing Contract Manufacturers solely for the purposes of any such Competing Contract Manufacturer producing Product for Licensee, and (ii) to Licensee’s Affiliates and Strategic Partners solely for Commercial Activities provided always:

4.3.1                     Licensee shall ensure such Sublicensee’s use of the System, the CDACF Version 8 System, Lonza’s Intellectual Property Rights and the Product is undertaken solely for undertaking Commercial Activities, for or on behalf of Licensee; and

4.3.2                     The Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, under any patent or proprietary right vested in Lonza or otherwise, to use the System, the CDACF Version 8 System, Lonza’s Intellectual Property Rights or the Product other than for undertaking Commercial Activities for or on behalf of Licensee and Licensee agrees to ensure that such Sublicensee shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to this Agreement without the prior written consent of Lonza; and

4.3.3                     Any sublicence granted shall be granted expressly subject to the terms of this Agreement, and it shall be Licensee’s responsibility to ensure the strict adherence by Sublicensee hereunder to the terms and conditions of this Agreement; and

4.3.4                     Prior to the grant of any sublicence pursuant to this Clause 4, Licensee shall obtain the written consent of Lonza (such consent not to be unreasonably withheld, conditioned or delayed), to the grant of such sublicence. It is agreed between the Parties that Lonza shall be considered to be reasonably withholding its consent if it holds commercial concerns as to protection of its Intellectual Property Rights and confidentiality should Lonza’s Intellectual Property Rights be licensed to the proposed Sublicensee, and Lonza shall provide Licensee with reasonable evidence of such concerns; and

4.4                               If, on a country-by-country basis, any granted patents that form part of the Patent Rights (including any re-issued patents and unexpired patents), subsequently expire or no longer contain a Valid Claim such Patent Rights shall automatically fall outside the scope of this Agreement and the provisions of Clauses 4.1 to 4.3 shall only apply, with respect to granted patents, to those granted patents which contain a Valid Claim and form part of the Patents Rights for as long as those granted patents remain in force.

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4.5                               Notwithstanding clause 4.4, on a country-by-country basis, where no Valid Claimremains in force, the provisions of Clauses 4.1 to 4.3 shall only apply for as long as the System Know-How and CDACF Version 8 Know-How (as appropriate) remain secret and substantial.

4.6                               No licence is granted save as expressly provided herein and no licence in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.

4.7                               This Agreement does not limit the rights of Licensee to exercise its rights in, license, sublicense, assign or otherwise transfer its own Intellectual Property Rights in its sole discretion to any Third Party; provided, however, that in order for a Strategic Partner to use the System, CDACF Version 8 System, Cell Lines and/or Vectors for Commercial Activities, such Strategic Partner must obtain a sublicence from Licensee in accordance with this Section 4.

5.                                      Payments

5.1                               In consideration of the licence granted to Licensee pursuant to Clause 4.1 above, and in consideration for the right to sublicense the rights granted by Clause 4.1 pursuant to Clause 4.3, Licensee shall pay Lonza as follows, subject to the adjustment as set forth in Clause 5.2:

5.1.1                     in respect of Product manufactured by Lonza, a royalty of [   ]* of Net Sales;

5.1.2                     in respect of any Product manufactured by Licensee or Licensee’s Strategic Partner:

5.1.2.1                                                           (i) a payment of [  ]* due annually during the course of this Agreement, and being first payable upon Initiation of phase I clinical trials for Product and thereafter on each anniversary of such date for so long as Licensee or Strategic Partner manufactures Product or, at the Licensee’s option (upon notification to Lonza prior to Initiation of phase 1 clinical trials);

(ii) a payment of [  ]*due annually during the course of this Agreement, and being first payable upon Initiation of phase II clinical trials for Product and thereafter on each anniversary of such date for so long as Licensee or Strategic Partner manufactures Product; and

5.1.2.2                                                           a royalty of [  ]* of Net Sales of Product

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5.1.3                     in respect of any Product manufactured by any party other than Lonza, Licensee or Licensee’s Strategic Partner:

5.1.3.1                                                           a payment of [  ]* per sublicence due annually during the course of such sublicence (irrespective as to the years of manufacture), and being first payable on the commencement date of the relevant sublicence; and

5.1.3.2                                                           a royalty of [  ]* of Net Sales of Product.

5.2                               If, on a country-by-country basis, the manufacture and/or sale of the Product are not protected by a Valid Claim (either because no patent or application was ever filed for such territory or the patent, application or applicable claims thereunder are no longer of effect) then in respect of sales in such countries:

(a)                                   the royalties referred to in 5.1.1, 5.1.2.2 and 5.1.3.2 shall be due only in respect of the System Know-How;

(b)                                   the royalties referred to in 5.1.1 and 5.1.2.2 shall be at the rate of [  ]* and [  ]* respectively of the Net Sales;

(c)                                    the royalties referred to in 5.1.3.2 shall be at the rate of [  ]* of the Net Sales.

5.3                               For the avoidance of doubt the licence to use the CDACF Version 8 System is given in consideration of the obligations incumbent upon the Licensee under the terms of this Agreement but is otherwise royalty-free.

5.4                               Licensee’s obligation to pay royalties with respect to Net Sales of Product shall expire on a country-by-country basis upon the later of (i) the expiration, revocation or complete rejection of all Valid Claims covering Product in such country, or (ii) [  ]* years from the First Commercial Sale in such country.

5.5                               For the avoidance of doubt, the performance of fill and finish work or packaging by Licensee, a Strategic Partner or other Third Party on Product manufactured by Lonza, Licensee or a Strategic Partner shall not result in payments due pursuant to Clause 5.1.2 or Clause 5.1.3 being applicable. In addition, only one annual fee (being the higher fee, where applicable) shall be due under Clauses 5.1.2.1 and 5.1.3.1 even if Product is being manufactured by more than one party (e.g., if both Licensee and Strategic Partner are manufacturing Product), provided that if two or more third parties manufacture under section 5.1.3, then the annual payment referred to in section 5.1.3.1 shall be due in respect of all such third parties.

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6.                                      Royalty Procedures

6.1                               Licensee shall, and shall ensure that its Sublicensees shall, keep for a period of at least five (5) years from the date of each payment of royalties under Clause 5.1 or 5.2 true and accurate records and books of account containing all data necessary for the calculation of royalties payable to Lonza. Such records and books of account shall, upon reasonable notice having been given by Lonza (which in no event shall be less than thirty (30) days prior notice), be open at all reasonable times during regular business hours for inspection by independent auditors selected by Lonza and reasonably acceptable to Licensee. Such independent auditors shall enter into an agreement with the Parties to maintain the confidentiality of the information and materials disclosed during the audit. Any such audit shall be conducted in a manner that does not interfere unreasonably with the operations of Licensee’s business. Lonza may perform an audit once each calendar year. Each audit shall begin upon the date specified by Lonza and shall be completed as soon as reasonably practicable. Lonza shall pay the costs of the independent auditors conducting such audit, unless the results of the audit reveal an underpayment of 5% or more by Licensee, in which case, Licensee shall pay the reasonable costs of the independent auditors. If an audit concludes that an overpayment or underpayment has occurred during the audited period, such payment shall be remitted by the Party responsible for such payment to the other Party within thirty (30) days after the date such auditor’s written report identifying the overpayment or underpayment is delivered to the Party responsible for such payment.

6.2                               Licensee shall prepare a statement in respect of each calendar quarter which shall show for the immediately preceding quarter details of the sales of Product on a country by country basis and the royalty due and payable to Lonza thereon.

Such statement shall be submitted to Lonza within forty-five (45) days after the end of the calendar quarter to which it relates, together with a remittance for the royalties due to Lonza to which Lonza shall issue a receipted invoice in return.

6.3                               All sums due under this Agreement:

6.3.1                     shall be paid in pounds sterling to Lonza

6.3.2                     are exclusive of any Value Added Tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, and shall be paid by Licensee (other than taxes on Lonza’s income). The parties agree to co-operate in all respects reasonably necessary to take advantage of such double taxation treaties as may be available.

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6.4                               To the extent that Licensee reports Net Sales otherwise than in pounds sterling then royalty payments due to Lonza shall be first calculated in the local currency in which Net Sales are reported and then shall be converted to a pounds sterling value at the rate of exchange equivalent to the pound spot rate in London first published in the Financial Times on the first business day after the relevant quarterly reporting period.

6.5                               Where Lonza does not receive payment of any sum by the due date, interest shall accrue thereafter on the sum due and owing to Lonza at the rate of two percent (2%) per annum over the base rate from time to time of National Westminster Bank plc, interest to accrue on a day-to-day basis without prejudice to Lonza’s right to receive payment on the due date.

7.                                      Liability and Warranties

7.1                               Subject to Clause 7.2, Lonza gives no representation or warranty that the Patent Rights which are patent applications will be granted or if granted will be valid nor that the exercise of the rights granted to Licensee hereunder will not infringe other patent rights or intellectual property rights vested in Lonza or any Third Party.

7.2                               Lonza warrants that (a) the patents included in the Patent Rights are the only patents that must be licensed from Lonza and/or its Affiliates in order to operate the System, (b) as of the Effective Date of this Agreement, it has not received any suit or claim alleging that the Patent Rights, CDACF Version 8 Know-How or System Know-How infringes or misappropriates the Intellectual Property Rights of a Third Party, (c) it shall promptly notify Licensee in writing if Lonza receives any suit or claim alleging that the Patent Rights, CDACF Version 8 Know-How or System Know-How infringes or misappropriates the Intellectual Property Rights of a Third Party, and (d) it has the right to enter into this Agreement and grant the licenses and rights provided to Licensee under this Agreement.

7.3                               The Licensee hereby acknowledges that in order to exploit the rights granted herein the Licensee may require licences under Lonza patent rights (other than those herein licensed) or under Third Party patent rights (including those vested in Affiliates of Lonza) that may be infringed by the use by the Licensee of the rights licensed herein and it is hereby agreed that it shall be the Licensee’s responsibility to satisfy itself as to the need for such licences and if necessary to obtain such licences; provided that any such patent rights vested in Lonza or its Affiliates which are necessary for Licensee and its Sublicensees to operate the System as permitted by the terms of this Agreement shall be automatically included within the Intellectual Property Rights licensed to Licensee hereunder.

7.4                               Each Party (“Indemnifying Party”) shall indemnify and hold harmless the other Party and its Affiliates, and their respective officers, employees and agents (each an “Indemnified

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Party”) at all times in respect of any and all losses, damages, costs and expenses (collectively “Losses”) suffered or incurred as a result of any contractual, tortious or other claims or proceedings by Third Parties (collectively “Third Party Claims”) against Indemnified Party arising out of the Indemnifying Party’s breach of this Agreement, including breach of representations and warranties, violation of applicable law, negligence or wilful misconduct; except to the extent such Losses result from the Indemnified Party’s negligence, wilful misconduct or breach of this Agreement.

7.5                               With respect to product liability claims or proceedings, the following shall apply: (a) except to the extent provided in (b) below, Licensee shall indemnify and hold harmless Lonza, its Affiliates and their respective officers, employees and agents at all times in respect of any and all Losses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product, and (b) Lonza shall indemnify and hold harmless Licensee, its Affiliates their respective officers, employees and agents at all times in respect of any and all Losses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product to the extent such claims or proceedings result from defects in the Cell Lines and Vectors, or from Lonza’s breach of this Agreement.

7.6                               To receive the benefit of indemnification under Clauses 2.6, 7.4 and 7.5, the Indemnified Party must (a) promptly notify the Indemnifying Party of a claim or suit; provided, that failure to give such notice shall not relieve Indemnifying Party of its indemnification obligations except where, and solely to the extent that, such failure actually and materially prejudices the rights of Indemnifying Party, (b) provide reasonable cooperation to the Indemnifying Party (and its insurer), as reasonably requested, at Indemnifying Party’s cost and expense, and (c) tender to the Indemnifying Party (and its insurer) full authority to defend and settle the claim or suit; provided that no settlement requiring any material admission by the Indemnified Party or that imposes any material obligation on the Indemnified Party shall be made without the Indemnified Party’s written consent. Neither party has any obligation to indemnify the other party in connection with any settlement made without the Indemnifying Party’s written consent. The Indemnified Party has the right to participate at its own expense in the claim or suit and in selecting counsel therefor.

7.7                               Any condition or warranty other than those relating to title which might otherwise be implied or incorporated within this Agreement by reason of statute or common law or otherwise is hereby expressly excluded.

7.8                               EXCEPT FOR EITHER PARTY’S BREACH OF CLAUSE 8 HEREOF IN NO EVENT SHALL EITHER PARTY OR THEIR RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICER’S, EMPLOYEES AND AGENTS WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT WHETHER IN CONTRACT IN TORT IN NEGLIGENCE OR

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FOR BREACH OF STATUTORY DUTY OR OTHERWISE FOR LOSS OF PROFITS, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES. Nothing in this Agreement shall exclude or limit the liability of either Party for fraud or for death or personal injury caused by its negligence or for any other liability that may not be limited or excluded as a matter of law.

7.9                               The terms of this Clause 7 shall survive expiration or termination of this Agreement for whatever reason.

8.                                      Confidentiality

8.1                               Licensee expressly acknowledges that Confidential Information disclosed by Lonza pursuant to this Agreement is supplied in circumstances imparting an obligation of confidence and Licensee shall keep such Confidential Information secure, secret and confidential and undertakes to respect Lonza’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever to disclose, cause or permit to be disclosed such Confidential Information to any Third Party other than its Sublicensee(s) hereunder for use in accordance with the terms of this Agreement.

8.2                               Lonza expressly acknowledges and undertakes that any Confidential Information disclosed by the Licensee to Lonza pursuant to this Agreement is disclosed in circumstances imparting an obligation of confidence and Lonza shall keep such Licensee’s Confidential Information secure, secret and confidential and undertakes to respect Licensee’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever disclose and/or cause and/or permit to be disclosed such Licensee’s Confidential Information to any Third Party.

8.3                               Each Party will restrict the disclosure of Confidential Information to such officers, employees, professional advisers, finance-providers, and consultants of itself and its Affiliates, and in the case of Licensee, its Sublicensee(s) (collectively, “Representatives”) who have been informed of the confidential nature of the Confidential Information and who have a need to know such Confidential Information for the purpose of this Agreement. Prior to disclosure to such persons, the Party in receipt of the Confidential Information shall bind its and its Affiliates’ and Sublicensee(s)’ Representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The receiving Party shall notify the disclosing Party as promptly as practicable of any unauthorized use or disclosure of the Confidential Information.

8.4                               The obligations of confidence referred to in this Clause 8 shall not extend to any information which the receiving Party demonstrates:

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8.4.1                     is or shall become generally available to the public otherwise than by reason of a breach by the recipient Party of such information of the provisions of this Clause 8;

8.4.2                     is known to the recipient Party of such information and is at its free disposal prior to its receipt from the other;

8.4.3                     is subsequently disclosed to the recipient Party without obligations of confidence by a Third Party owing no such obligation of confidentiality to the disclosing Party; or

8.4.4                     can be demonstrated by competent written evidence as having been independently developed by the recipient of the information in question without access to or use or knowledge of the information of the disclosing Party.

8.5                               Notwithstanding the foregoing it is acknowledged between the Parties that Lonza or Licensee may be required to disclose Confidential Information to a government agency for the purpose of any statutory, regulatory or similar legislative requirement applicable to the production, testing or approval of Product, or to a court of law or to meet the requirements of any Stock Exchange to which the Parties may be subject. In such circumstances the disclosing Party will inform the other Party prior to disclosure being made as to the nature of the required disclosure, shall only make the disclosure to the extent legally required and shall seek to impose obligations of secrecy wherever possible. Notwithstanding such disclosure such Confidential Information shall otherwise remain subject to this Clause 8.

8.6                               Each Party hereto expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided hereunder by a Party may cause irreparable harm to the other Party (“Non-Breaching Party”) and that money damages may not provide a sufficient remedy to the Non-Breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then in addition to all other remedies available at law or in equity, the Non-Breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the Non-Breaching Party.

8.7                               The obligations of both Parties under this Clause 8 shall survive the expiration or termination of this Agreement for whatever reason.

9.                                      Intellectual Property Enforcement

9.1                               Lonza hereby undertakes and agrees that at its own cost and expense it will.

9.1.1                     prosecute or procure prosecution of such of the Patent Rights which are patent applications diligently so as to secure the best commercial advantage obtainable,

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as determined by Lonza in its commercially reasonable discretion, and will pursue, as determined by Lonza in its commercially reasonable discretion, all necessary actions against any Third Party that Lonza reasonably believes is infringing, misappropriating or violating any Lonza Intellectual Property Rights; and

9.1.2                     pay or procure payment of all renewal fees in respect of the Patent Rights to ensure they are valid and subsisting for the full term thereof and in particular will procure such renewal of the registrations thereof as may be necessary from time to time so far as it is reasonable to do so with particular reference to commercial considerations.

9.2                               Licensee shall promptly notify Lonza in writing of any infringement or improper or unlawful use of or of any challenge to the validity of the Patent Rights and/or Know-How. Lonza undertakes and agrees to take all such steps and proceedings and to do all other acts and things as may in Lonza’s sole discretion be necessary to restrain any such infringement or improper or unlawful use or to defend such challenge to validity and Licensee shall permit Lonza to have the sole conduct of any such steps and proceedings including the right to settle them whether or not Licensee is a party to them. Licensee shall have the right at its own cost and for its own benefit to initiate, prosecute and control the enforcement of the Patent Rights against infringement by a Third Party in the Territory if all of the following conditions are fulfilled (a) the product manufactured through the infringing activity is a competing product to the Product, (b) Lonza has not granted rights to Third Parties which prevent Lonza from granting such a right to enforce to Licensee, and (c) Lonza does not initiate proceedings within sixty (60) days of being requested to do so by Licensee. If the above conditions are met and if required by law or required for Licensee to have standing in such action, Lonza shall permit the action to be brought in its name, including being joined as a party-plaintiff, provided that Licensee shall reimburse Lonza for any expenses Lonza incurs in connection with such action.

10.                               Term and Termination

10.1                        Unless terminated earlier in accordance with the provisions of this Clause 10 or Clause 14, this Agreement shall continue in force in each country of the world, until expiry of the last Valid Claim, or for so long as the System Know-How and/or CDACF Version 8 Know-How is identified and remains secret and substantial, whichever is later. Upon expiration of this Agreement with respect to Product in a given country, the licenses granted to Licensee hereunder with respect to Product in such country shall become fully paid and royalty-free.

10.2                        Licensee may terminate this Agreement by giving sixty (60) days’ notice in writing to Lonza.

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10.3                        Either Lonza or Licensee may terminate this Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

10.3.1              if the other commits a breach of this Agreement which in the case of a breach capable of remedy shall not have been remedied within forty-five (45) days of the receipt by the other of a notice identifying the breach and requiring its remedy; provided that in the case of payment defaults by Licensee the cure period shall be reduced to thirty (30) days.

10.3.2              if the other is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant Party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or administrator appointed over all or any part of its assets or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business.

10.4                        If at any time during this Agreement Licensee knowingly, directly or indirectly, opposes or assists any Third Party to oppose the grant of letters patent or any patent application within any of the Patent Rights or disputes or knowingly, directly or indirectly, assists any Third Party to dispute the validity of any patent within any of the Patent Rights or any of the claims thereof, Lonza shall be entitled at any time thereafter to terminate all or any of the licences granted hereunder forthwith by notice to Licensee.

10.5                        If this Agreement expires or is terminated for any reason any and all licences granted hereunder shall terminate with effect from the date of termination and Licensee shall destroy all Vectors, Cell Lines and Product forthwith and shall certify such destruction immediately thereafter in writing to Lonza provided however that the Licensee and Sublicensees shall have the right to complete and sell or otherwise dispose of all work in progress and Product then on hand, subject to the payment of royalties and the other terms of this Agreement.

10.6                        Termination for whatever reason or expiration of this Agreement shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination. The right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in full force and effect.

11.                               Assignment

11.1                        Save as expressly provided by Clause 4, neither Party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without

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the prior written consent of the other which consent shall not be unreasonably withheld, conditioned or delayed, save that (A) Lonza shall be entitled without the prior written consent of Licensee to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement (i) to an Affiliate or (ii) to any joint venture company of which Lonza is the beneficial owner of at least fifty percent (50%) of the issued share capital thereof, and (B) Licensee shall be entitled without the prior written consent of Lonza to assign or transfer this Agreement to an Affiliate.

11.2                        This Agreement shall be binding upon the successors and assigns of the parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing herein shall permit any assignment by either Party except as expressly provided herein.

12.                               Governing Law and Dispute Resolution

12.1                        The validity, construction and performance of this Agreement shall be governed by English law to which the Parties submit.

12.2                        Subject to Clauses 12.3 and 12.4, the Courts of England and Wales shall have exclusive jurisdiction in relation to this Agreement provided that the Parties shall have the right to proceed to a suitable jurisdiction for the purpose of enforcing a judgment, award, or order (including without limitation seeking specific performance) and injunctive reliefs.

12.3                        Subject to clause 12.5, the parties will attempt to settle any claim or controversy arising out of this Agreement or the subject matter hereof through consultation and negotiation in good faith in a spirit of mutual cooperation. If they fail to resolve the dispute within thirty days after either party notifies the other of the dispute, then the matter will be escalated to the Chief Executive Officers of the parties, of their designees, for resolution. They will use reasonable efforts to attempt to resolve the dispute through good faith negotiations by telephone or in person as may be agreed.

If they fail to resolve the dispute within thirty (30) days after it is referred to them and do not mutually agree to extend the time for negotiation, then the dispute will be submitted to arbitration in accordance with the procedure set forth in Clause 12.4. All negotiations pursuant to this Clause 12.3 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or court proceeding.

12.4                        Except with respect to the parties rights pursuant to Clause 12.5, any dispute arising between the Parties under this Agreement or the subject matter hereof not resolved pursuant to Clause 12.3 will be referred to and finally settled by arbitration under the

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Rules of Arbitration of the International Chamber of Commerce by a single, independent arbitrator knowledgeable in biopharmaceutical research and development related matters and familiar with the biopharmaceutical industry, appointed in accordance with the said Rules. The place of arbitration shall be London, England and the arbitration shall be conducted in the English language, provided that proceedings may be conducted by telephone conference call with the consent of the parties and the arbitrator. Except with respect to a breach or nonperformance of any provision of this Agreement relating to Confidential Information, the arbitrator will not have the authority to award indirect, incidental, consequential, exemplary, special or punitive damages, and the parties expressly waive any claimed right to such damages. The arbitrator’s award shall be final and binding. The Parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally the costs of the arbitration, except as otherwise provided herein. Judgment on the award rendered by the arbitrator may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud, manifest error or clear bias on the part of the arbitrator. Any Party refusing to comply with an order of the arbitrator will be liable for costs and expenses, including attorney’s fees, incurred by the other Party in enforcing an award. Except as otherwise required by law, the parties and the arbitrator will maintain as confidential all information or documents obtained during the arbitration process.

12.5                        Nothing in this Clause 12 will prevent a party from seeking equitable or injunctive relief from a court of competent jurisdiction to prevent serious and irreparable harm.

13.                               Force Majeure

Neither Party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God (including without limitation, fire), act of government or state, war, civil commotion, insurrection, embargo, epidemic, terrorism or earthquake, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the control of either Party. If either Party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of the reasons set out in this Clause 13 such Party shall give written notice to the other of such inability stating the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist the Party relying upon it shall give written notice to the other of this fact. If the reason continues for a period of more than ninety (90) days and substantially affects the commercial basis of this Agreement the Party not claiming under this Clause 13 shall have the right to terminate this Agreement by giving written notice of such termination to the other Party.

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14.                               Illegality

14.1                        If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the parties hereto or this Agreement including the EC Commission or the European Court of Justice:

(i)            such provision shall, so far as it is illegal, invalid or unenforceable, be given no effect by the Parties and shall be deemed not to be included in this Agreement;

(ii)           the other provisions of this Agreement shall be binding on the Parties as if such provision was not included therein; and

(iii)          the Parties agree to negotiate in good faith to amend such provision to the extent possible for incorporation herein in such reasonable manner as most closely achieves the intention of the Parties without rendering such provision invalid or unenforceable.

15.                               Miscellaneous

15.1                        This Agreement embodies and sets forth the entire agreement and understanding of the parties and supersedes all prior oral and written agreements, representations, misrepresentations (where innocently or negligently made), understandings or arrangements relating to the subject matter of this Agreement (“Understandings”). Neither Party shall be entitled to rely on any Understandings which are not expressly set forth in this Agreement.

15.2                        This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the Parties.

15.3                        No failure or delay on the part of either Party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

15.4                        Except as required by law, the text of any press release or other communication to be published by or in the media whether of a scientific nature or otherwise and concerning this Agreement shall require the prior written approval of Lonza and Licensee.

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15.5                        Each of the Parties shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

15.6                        The Parties do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, or by any other statute or common-law principle, by any person who is not a party to this Agreement.

16.                               Notice

16.1                        Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by registered post or by a reputable overnight courier to a Party or delivered in person to a Party at the address set out below for such Party or such other address as the Party may from time to time designate by written notice to the other(s):

Address of Lonza
Lonza Sales AG, Muenchensteinerstrasse 38 CH-4402, Basel, Switzerland

With a copy to:	Lonza Biologics Plc
228 Bath Road, Slough, Berkshire SL1 4DX
Facsimile: 01753 777001
For the attention of the Head of Legal Services

Address of Licensee
Healthcare Pharmaceuticals, Inc.
47 Thorndike Street, Suite B1-1
Cambridge, MA 02141, USA
For the attention of: Mark O’Mahony

16.2                        All such notices and documents shall be in the English language. Any such notice or other document shall be deemed to have been received by the addressee seven (7) working days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by hand or overnight courier, at the time of such delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

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AS WITNESS the hands of the duly authorised representatives of the parties hereto

Signed for and on behalf of LONZA SALES AG	/s/ Fabrice Gachot

	Fabrice Gachot Director Key Account Management	TITLE

Signed for and on behalf of LONZA SALES AG	/s/ Nadia Zieger

	Nadia Zieger Senior Legal Counsel	TITLE

Signed for and on behalf of HEALTHCARE PHARMACEUTICALS, INC.	/s/ Douglas E. Onsi

	Douglas E. Onsi Chief Financial Officer	TITLE

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APPENDIX 1

PATENT RIGHTS

Lonza Ref. No.	L.B.P.07 (PA 98)

Subject Matter:	Expression of polypeptides, such as antibodies, in myeloma cell lines

Title:	Transformed Myeloma Cell-Line and a Process for the Expression of a Gene Coding for a Eukaryotic Polypeptide Employing Same

Origin:	Celltech invention

Registered Owner:	Lonza Group AG

Priority Application Dates:	01 April 1985 (GB 8508442); 03 September 1985 (GB 8521815)

Earliest Publication Date/No:	09 October 1986 (W086/05807)

Territory	Appl. Date	Patent No.	Expiry Date
USA (cont.11I)	07.06.95	5981216	09.11.16

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Lonza Ref. No.	L.B.P. 10 (PA 177)

Subject Matter:	Operation of glutamine synthetase expression systems in lymphoid cells

Title:	Recombinant DNA Methods, Vectors and Host Cells

Origin:	Celltech invention

Registered Owner:	Lonza Group AG

Priority Application Date:	18 April 1988 (GB 8809129)

Earliest Publication Date/No:	25 October 1989 (EP 0338841) 02 November 1989 (W089/10404)

Territory	Appl. Date	Patent No.	Expiry Date
USA (cont I)	12.06.92	5879936	09.03.16
USA (cont II)	23.01.95	5891693	06.04.16

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Lonza Ref:	LBP14 (formerly known as PA 328)

Subject Matter:	Use of Tropolone in animal cell culture

Title:	Animal Cell Culture

Priority Date:	24 July 1992 (GB 9215834)

Earliest Publication Date:	3 February 1994 (W094/02592)

Territory	Appl. Date	Patent Application or Patent Number	Patent Expiry Date
USA	07.04.95	6593140	15.07.20

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APPENDIX 2

CDACF VERSION 8 BASE POWDERS

CHO

•                  Lonza medium Base 1

•                  CHO Feed Base K

•                  CHO Feed Base L

•                  CHO Feed Base M

•                  CHO Feed Base N

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APPENDIX 3

CDACF VERSION 8 SUPPLEMENTS, MEDIA AND FEEDS

CDACF Version 8 Media

CHO:

CM76

CM77

CM78

CM79

CDACF Version 8 Feeds

CHO:

SF76

SF71

SF77

SF54

400 g/L D-glucose

CDACF Version 8 Supplements

SPE

LTEM ONE LTEM TWO

SP6

SP7

SP8

SP9

0.8 g/L Tropolone

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APPENDIX 4

CDACF VERSION 8 KNOW-HOW

CHO

1.                                      Preparation of 2 M Sodium Hydroxide

2.                                      Preparation of Cell Culture Medium CM76 for GS-CHO Cell Lines

3.                                      Preparation of Inoculum Bioreactor Medium CM77 for GS-CHO Cell Lines

4.                                      Preparation of Production Bioreactor Medium CM78 for GS-CHO Cell Lines

5.                                      Preparation of Fed-batch Shake Flask Culture Medium CM79 for GS-CHO Cell Lines

6.                                      Preparation of the Nutrient Feed SF76 for GS-CHO Cell Lines

7.                                      Preparation of a 400 g/L D-Glucose Feed for GS-CHO Cell Lines

8.                                      Preparation of the Nutrient Feed SF71 for GS-CHO Cell Lines

9.                                      Preparation of the Nutrient Feed SF77 for GS-CHO Cell Lines

10.                               Preparation of the Nutrient Feed SF54 for GS-CHO Cell Lines

11.                               Adaptation of GS-CHO Cell Lines to the Cell Culture Medium CM76 / 25 pM MSX during Cell Line Selection

12.                               Adaptation of GS-CHO Cell Lines to the Cell Culture Medium CM76 / 25 pM MSX After Revival of Cryopreserved Cell Lines Previously Grown in CD CHO / 25 pM MSX

13.                               Fed-Batch Shake-Flask Culture: A Scale-down MODEL of Lonza’s Version 8 Platform Production Process for GS-CHO Cell Lines

14.                               The Preparation and Operation of an Inoculum Bioreactor for use with a GS-CHO Cell Line Adapted to Growth in CDACF Version 8 Medium

15.                               The Preparation and Operation of a Production Bioreactor for use with a GS-CHO Cell Line Adapted to Growth in CDACF Version 8 Medium

16.                               Preparation of 0.8 g/L Tropolone Stock Solution

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